UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Adams Natural Resources Fund, Inc.

(Name of Registrant as Specified In Its Charter)

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Adams Natural Resources Fund, Inc.
500 E. Pratt Street, Suite 1300
Baltimore, MD 21202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
February 12, 2024
To the Stockholders of
ADAMS NATURAL RESOURCES FUND, INC.:
Notice is hereby given that the Annual Meeting of Stockholders of ADAMS NATURAL RESOURCES FUND, INC., a Maryland corporation (the “Fund”), will be held at the offices of K&L Gates LLP at 1601 K Street, N.W., Washington, DC 20006, on Monday, March 25, 2024, at 10 a.m., local time, for the following purposes:
(1)
to elect directors as identified in the Proxy Statement to serve until the annual meeting of stockholders in 2025 and until their successors are duly elected and qualify;

(2)
to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Fund’s independent registered public accounting firm to audit the books and accounts of the Fund for the fiscal year ending December 31, 2024; and

(3)
to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that stockholders vote FOR Proposals (1) and (2).
Stockholders of record, as shown by the transfer agent’s books for the Fund, at the close of business on December 27, 2023, are entitled to notice of and to vote at this meeting. All Stockholders are cordially invited to attend the Annual Meeting.
By order of the Board of Directors,
Janis F. Kerns Vice President, General Counsel & Secretary
Baltimore, MD
Note: Even if you plan to attend the meeting, stockholders are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope without delay. Stockholders may also authorize their proxies by telephone and internet as described further in the enclosed materials.
Because access to the building is restricted, please call the Fund at (800) 638-2479 or contact the Fund through our website at adamsfunds.com/contact if you plan to attend the Annual Meeting.

GUIDE TO ADAMS NATURAL RESOURCES FUND’S 2024 PROXY STATEMENT

Adams Natural Resources Fund, Inc.
500 E. Pratt Street, Suite 1300
Baltimore, MD 21202
Proxy Statement
INTRODUCTION
The Annual Meeting of Stockholders of Adams Natural Resources Fund, Inc., a Maryland corporation (the “Fund”), will be held on Monday, March, 25, 2024, at 10:00 a.m., local time, at the offices of K&L Gates LLP at 1601 K Street, N.W., Washington, D.C. 20006 for the purposes set forth in the accompanying Notice of Annual Meeting and also set forth below. This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any and all adjournments or postponements thereof and is first being provided to stockholders on or about February 15, 2024.
At the Annual Meeting, action is to be taken on (1) the election of a Board of Directors; (2) the ratification of the selection of an independent registered public accounting firm; and (3) the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held On March 25, 2024:
This Proxy Statement, the Notice of Annual Meeting, a form of the proxy, and the 2023 Annual Report to stockholders are all available on the internet at the following website:
https://proxyvotinginfo.com/p/adamsfunds
How You May Vote and Voting By Proxy
You can provide voting instructions by using telephone or internet options as instructed in the enclosed proxy card, or by dating, executing and mailing the proxy card. You may also vote in person at the Annual Meeting, however, even if you intend to do so, please provide voting instructions by one of the methods described above. Except for Proposals (1) and (2), referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Stockholders retain the right to revoke executed proxies at any time before they are voted by written notice to the Fund, by executing a later dated proxy, or by appearing and voting at the meeting. All shares represented at the meeting by proxies in the accompanying form will be voted, provided that such proxies are properly executed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted FOR Proposal (1) and FOR Proposal (2).
If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order to vote your shares. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it with you to the Annual Meeting in order to vote.

If you have questions regarding how to attend the meeting and vote in person, please contact the Secretary of the Fund by telephone at (800) 638-2479 or contact the Fund through our website at adamsfunds.com/contact.
Who May Vote
Only stockholders of record at the close of business on December 27, 2023, may vote at the Annual Meeting. The total number of shares of common stock of the Fund (“Common Stock”) outstanding and entitled to be voted on the record date was 25,514,104. Each share is entitled to one vote. The Fund has no other class of security outstanding.
Vote Requirement
For Proposal (1), referred to above, directors shall be elected by a plurality of the votes cast at the meeting. Proposal (2), referred to above, requires the affirmative vote of a majority of the votes cast at the meeting.
Quorum Requirement
A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Proxies received by the Fund that are marked “withhold authority” or abstain, or that constitute a broker non-vote, are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker returns a valid proxy but does not vote on a particular matter because the broker does not have the discretionary voting power for that matter and has not received instructions from the beneficial owner. Proxies marked “withhold authority,” abstentions, and broker non-votes do not count as votes cast with respect to any proposal, and therefore, such proxies would have no effect on the outcome of Proposals (1) and (2) above.
Appraisal Rights
Under Maryland law, there are no appraisal or other dissenter rights with respect to any matter to be voted on at the Annual Meeting that is described herein.
Other Matters
The Fund will pay all costs of soliciting proxies for the Annual Meeting. Solicitation will be made by mail, and officers, employees, and agents of the Fund may also solicit proxies in person, by telephone, videoconference, email or other electronic means. The Fund has retained Morrow Sodali Fund Solutions (“MSFS”) to assist in the solicitation of proxies. The Fund will pay MSFS a fee for its services, not to exceed $3,000, and will reimburse MSFS for its expenses, which the Fund estimates should be approximately $1,500. None of the officers or employees will be paid for these services. The Fund expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.
Fund Complex
The Fund is part of Adams Funds (the “Fund Complex”), which is composed of the Fund and Adams Diversified Equity Fund, Inc. ("ADX"), a closed-end investment company that is also traded on the New York Stock Exchange.

Corporate Governance Highlights
Our corporate governance is structured by the Board of Directors with a focus on the best interests of the Fund and its stockholders and in a manner that aligns the interests of the Board and management with stockholders. Key features of this governance framework and the Board’s makeup include:
Structure and Independence
•	Independent Chair
•	Annual Board and committee evaluations
•	Independent Audit Committee
•	Risk and strategy oversight by the full Board and committees
•	Regular rotation of committee chairs and members
•	Executive session of independent directors at each regular meeting
Succession and Diversity
•	Mandatory director retirement age (75)
•	Term limit of 15 years
•	3 of 7 director nominees joined in the last 5 years
•	7 of 7 director nominees with a background in finance or investing
•	Extensive leadership experience; 4 former or current C-Suite officers
•	3 female director nominees
•	4 of 7 director nominees 65 years old or younger
Other Best Practices
•	100% attendance at Board and committee meetings in 2023
•	Active stockholder engagement with both institutional and individual investors
•	Significant share ownership requirements for directors and senior executives
•	Discussions between the Independent Chair and each director supplement formal Board assessment
•	Policy and oversight of overboarding
•	Open access for directors to all employees
•	Ability of the Board and its committees to engage independent advisors at their sole discretion

(1) NOMINEES FOR ELECTION AS DIRECTORS
Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors to serve until the annual meeting of stockholders in 2025 and until their successors are duly elected and qualify, all of whom have consented to serve if elected:
Kenneth J. Dale	Mary Chris Jammet	Mark E. Stoeckle *
Frederic A. Escherich	Lauriann C. Kloppenburg
James P. Haynie*	Jane Musser Nelson

*
Mr. Haynie and Mr. Stoeckle are “interested persons,” as defined by the Investment Company Act of 1940, as amended, because they are current and retired officers, respectively, of the Fund.

If for any reason one or more of the above-named nominees shall become unable or unwilling to serve when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other above-named nominees and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. As an alternative to proxies being voted for substitute nominees, the size of the Board of Directors may be reduced so that there are no vacancies caused by an above-named nominee becoming unable or unwilling to serve. The directors elected will serve until the next annual meeting or until their successors are duly elected and qualify, unless otherwise provided in the Bylaws of the Fund.
The Board of Directors unanimously recommends that stockholders vote FOR the election of the Fund’s nominees.
Information as to Nominees for Election as Directors (as of December 31, 2023)
Set forth below with respect to each nominee for director are his or her name, address and age, any positions held with the Fund, other principal occupations, other directorships during the past five years, business affiliations, the year in which he or she first became a director, and the number of shares of Common Stock of the Fund beneficially owned by him or her. Also set forth below is the number of shares of Common Stock of the Fund beneficially owned by all the directors and executive officers of the Fund as a group. A separate table is provided showing the dollar value range of the shares beneficially owned by each director.
Name, Age, Positions with the Fund, and, During at Least the Past 5 Years, Other Principal Occupations and Other Directorships	Has Been a Director Since	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Shares of Common Stock Beneficially Owned (a)(b)(c)
Independent Directors
Kenneth J. Dale, 67, Senior Vice President and Chief Financial Officer of The Associated Press. Formerly, Vice President, J.P. Morgan Chase & Co. Currently, the Chair of the Board and a director of ADX(d).	2008	2	13,374
Frederic A. Escherich, 71, Private Investor. Formerly, Managing Director and head of Mergers and Acquisitions Research and the Financial Advisory Department of J.P. Morgan & Co. Inc. Currently, a director of ADX(d).	2006	2	15,683

Name, Age, Positions with the Fund, and, During at Least the Past 5 Years, Other Principal Occupations and Other Directorships	Has Been a Director Since	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Shares of Common Stock Beneficially Owned (a)(b)(c)
Mary Chris Jammet, 56, Principal with Bristol Partners LLC. Retired Senior Vice President and Portfolio Manager at Legg Mason, Inc. (now Franklin Templeton). Currently, a director of ADX(d) and a director of MGM Resorts International. In addition, within the past five years, Ms. Jammet served as a director of Payless ShoeSource Inc.	2020	2	9,497
Lauriann C. Kloppenburg, 63, Retired Chief Strategy Officer and former Chief Investment Officer - Equity Group of Loomis Sayles & Company, LP. Currently, a director of ADX(d), a Trustee of Transamerica Funds, of Transamerica Series Trust, and of Transamerica Asset Allocation Variable Funds; an adviser to a family office; and an Executive in Residence, Champlain College. Formerly, Executive in Residence, Hughey Center for Financial Services, Bentley University.	2017	2	7,740
Jane Musser Nelson, 65, Retired Managing Director, Investments, Cambridge Associates. Currently, a director of ADX(d), and voluntarily serves as Trustee and a member of the investment committee for the Isabella Stewart Gardner Museum. Former director of First Eagle Alternative Capital BDC, Inc., and of Alcentra, an asset management subsidiary of BNY Mellon; and an adviser to investment firms, foundations and trusts. Formerly, served in senior management roles at Bain Capital, ING Capital Advisors and Eaton Vance.	2021	2	2,514
Interested Directors
Mark E. Stoeckle, 67, Former CEO of the Fund. Also former CEO & President of ADX(d). Currently, also a director of ADX(d). Formerly, Chief Investment Officer, U.S. Equities and Global Sector Funds, BNP Paribas Investment Partners.	2013	2	16,467
James P. Haynie, 61, CEO and President of the Fund. Currently, also CEO and a director of ADX(d). Formerly, President of PEO and Executive Vice President of ADX(d), and prior to that, he was Chief Investment Officer, U.S. Equities and Global Sector Funds, BNP Paribas Investment Partners.	2023	2	30,715
Directors and executive officers of the Fund as a group.			95,990

(a)
To the Fund’s knowledge, except for the shares referred to in footnote (b) below, each director and officer had sole investment and sole voting power with respect to the shares shown opposite his or her name.

(b)
The amounts shown include vested but deferred stock units under the Fund’s 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below) for the following director; 6,819 held by Mr. Dale. No such shares or units were held by Mr. Escherich, Ms. Jammet, Ms. Kloppenburg, Ms. Musser Nelson, Mr. Stoeckle, or Mr. Haynie.

(c)
All share information is as of February 5, 2024. Calculated on the basis of 25,514,104 shares of Common Stock outstanding on December 27, 2023, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned less than 1.0% of the Common Stock outstanding.

(d)
Non-controlled affiliate of the Fund (a closed-end investment company), which is part of the Fund Complex. The length of the ADX Board service is identical to the period served for the Fund.

The address for each director is the Fund’s headquarters office, 500 E. Pratt Street, Suite 1300, Baltimore, MD 21202.
Additional information about each director follows, supplementing the information in the table above and describing some of the specific experience, qualifications, attributes, or skills each director possesses that led the Board to conclude he or she should serve as a director.

Independent Directors
1) Kenneth J. Dale
Mr. Dale has served as the Chair of the Fund’s Board of Directors since April 21, 2022. Mr. Dale brings broad expertise in financial management to the Board. He serves as Senior Vice President and Chief Financial Officer of The Associated Press (AP), one of the largest newsgathering organizations in the world. His responsibilities at AP include all corporate finance activities, internal audit, global real estate, administrative services, and oversight of AP’s software business, ENPS. Prior to joining AP, Mr. Dale spent 21 years as an investment banker at J.P. Morgan Chase & Co. Inc., advising media and entertainment clients on mergers and acquisitions and corporate finance transactions. He has been deemed an audit committee financial expert, as that term is defined in federal securities regulations, by his fellow directors and has served as the Chair of the Fund’s Audit Committee.
2) Frederic A. Escherich
Mr. Escherich brings to the Board extensive knowledge of securities investing and stock valuation gained from his 25 years at J.P. Morgan & Co. Inc. During his tenure at J.P. Morgan, Mr. Escherich served as head of mergers and acquisitions research for many years, and his responsibilities included evaluating numerous issues related to maximizing shareholder value and setting policies and procedures in connection with the valuation of companies, the assessment of various transaction types, analytical techniques, and securities. Since retiring in 2002, Mr. Escherich has focused full-time on private investing and is familiar with the dynamics of today’s equity markets. He has been deemed an audit committee financial expert, as that term is defined in federal securities regulations, by his fellow directors and has served as the Chair of the Fund’s Audit Committee.
3) Mary Chris Jammet
Ms. Jammet is a seasoned investment management professional and experienced corporate board member who brings more than 30 years of experience to the Fund. Currently a Principal with Bristol Partners LLC, Ms. Jammet served as Senior Vice President and Portfolio Manager at global asset management firm Legg Mason, Inc. (now Franklin Templeton), where she was responsible for $20 billion in client assets before retiring in 2013. Ms. Jammet is a member of the Board of Directors of MGM Resorts International (NYSE: MGM), and a former Corporate Director for Payless ShoeSource Inc. She currently serves as an Advisor to Loyola University Maryland’s Finance Department and is a member of the National Association of Corporate Directors, as well as the Women Corporate Directors Foundation. Ms. Jammet holds a CERT Certificate in Cybersecurity Oversight, awarded by the Software Engineering Institute, Carnegie Mellon University. She has been deemed an audit committee financial expert, as that term is defined in federal securities regulations, by her fellow directors and she serves as the chair of the Fund’s Audit Committee.
4) Lauriann C. Kloppenburg
Ms. Kloppenburg brings a wealth of knowledge of securities investing and the investment management industry to the Board, having served in many key roles at Loomis Sayles & Company, an investment management firm with more than $300 billion under management. During her more than 30-year career with Loomis Sayles, Ms. Kloppenburg was, at various times, the Director of Equity Research, Director of Large-Cap Equities, Chief Investment Officer - Equity Group, and Chief Strategy Officer, in addition to serving as a member of the firm’s board of directors. Ms. Kloppenburg is a member of the Boards of Trustees of Transamerica Funds, Transamerica Series Trust, and Transamerica Asset Allocation Variable Funds. She also serves as an adviser to a private family office. Ms.

Kloppenburg has been deemed an audit committee financial expert, as that term is defined in federal securities regulations, by her fellow directors.
5) Jane Musser Nelson
Ms. Musser Nelson is a seasoned investment management professional specializing in traditional and alternative financial assets, as well as an experienced corporate board member who brings more than 30 years of investment management expertise to the Fund. She also serves, voluntarily, as a Trustee and a member of the investment committee for the Isabella Stewart Gardner Museum. Currently an adviser to investment firms, foundations and trusts, Ms. Musser Nelson formerly was the Managing Director of Investments for Cambridge Associates, a global asset manager for endowments, private wealth and pension plans. Prior to that she served in senior management roles at Bain Capital, ING Capital Advisors and Eaton Vance. Ms. Musser Nelson is a former member of the Board of Directors of First Eagle Alternative Capital BDC, Inc. She is also a former director of Alcentra, an asset management subsidiary of BNY Mellon. Ms. Musser Nelson has been deemed an audit committee financial expert, as that term is defined in federal securities regulations, by her fellow directors.
Interested Directors
6) Mark E. Stoeckle
Mr. Stoeckle is the retired CEO of the Fund and ADX since April 20, 2023. He was elected to the Board of Directors of the Fund and ADX on February 14, 2013, and served as President of the Fund from his election to that position on February 14, 2013 through January 21, 2015. He is currently a director for ADX & PEO. Mr. Stoeckle’s distinguished career in financial services and asset management spans over 30 years, and he brings a wealth of investment and business experience to the role. Previously, he was Chief Investment Officer, U.S. Equities and Global Sector Funds, at the global investment management firm BNP Paribas Investment Partners.
7) James P. Haynie
Mr. Haynie, 61, is CEO of the Fund and ADX since April 20, 2023, and had served as Executive Vice President of the Fund prior to that since January 21, 2015. Before that, he served as President of the Fund beginning on August 19, 2013. He has also served as the President of PEO since January 21, 2015 and as the Executive Vice President of PEO from August 19, 2013 to January 21, 2015. Prior to joining the Fund, he was Chief Investment Officer, U.S. Equities at BNP Paribas Investment Partners from February to August 2013 and was Senior Portfolio Manager at BNP Paribas Investment Partners from 2005 to 2013.
Stock Ownership
Independent Directors	Dollar Value of Shares Owned(1)
Kenneth J. Dale	greater than $100,000
Frederic A. Escherich	greater than $100,000
Mary Chris Jammet	greater than $100,000
Lauriann C. Kloppenburg	greater than $100,000
Jane Musser Nelson	$50,000 - $100,000

Interested Directors
Mark E. Stoeckle	greater than $100,000
James P. Haynie	greater than $100,000

(1)
As of February 5, 2024.

The Board has adopted equity ownership requirements for the directors and senior staff. Under these equity ownership requirements, the Chief Executive Officer, portfolio managers, research analysts, and other executive officers must own a certain value of equity in the Fund Complex with a cost basis equal to a multiple of salary. Non-employee directors must own at least $100,000 by cost basis of the Fund’s Common Stock within 5 years of joining the Board.
The nominees for election as directors of the Fund identified above are also the nominees for election to the Board of Directors of ADX, part of the Fund Complex.
Board Leadership Structure
Five of the Fund’s seven directors are not “interested persons,” as defined by the Investment Company Act of 1940, as amended (the “Act”), and are independent directors. Mr. Haynie and Mr. Stoeckle are the only director nominees who are each considered an “interested person” under the Act and thus not an independent director. The Board has elected Mr. Kenneth J. Dale, an Independent Director, to serve as the Chair of the Board.
Board’s Oversight of Risk Management for the Fund
The Board’s role in risk management of the Fund is that of oversight. The internal staff of portfolio managers, research analysts, and administrative personnel is responsible for the day-to-day management of the Fund, including risk management in such aspects as investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk, and operational risk. As part of its oversight, the Board has delegated to the Audit Committee the primary role of overseeing the assessment and management of risks, including major financial risks, by the Fund’s management and the steps that management has taken to monitor and control such risks. The Audit Committee reports to the Board at least quarterly on its discussions of these items with management. In addition, the Board, acting at its regularly scheduled meetings, receives reports from senior management, including the Fund’s portfolio management team, the Chief Compliance Officer, and the Chief Financial Officer. Between Board meetings, the Executive Committee, and/or the Chair of the Board, and/or the Chairman of the Audit Committee, as appropriate, interact with the CEO and other senior executives on any matter requiring action by or notice to the Board. The Board also receives periodic presentations from senior management regarding specific operational, compliance, or investment areas, such as business continuity, personal trading, valuation, investment research, and securities lending, and receives reports from the Fund’s General Counsel regarding regulatory, compliance, and governance matters. The Fund believes that its leadership structure enhances risk oversight. It should be noted that, in its oversight role, the Board is not a guarantor of the Fund’s investments or activities.
Process for Stockholders to Communicate with Board
The Board of Directors has implemented a process for stockholders of the Fund to send communications to the Board. Any stockholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of the Fund at Adams Natural Resources Fund, Inc., 500 E. Pratt Street, Suite 1300, Baltimore, MD 21202, or by sending an email message to the

Secretary at adamsfunds.com/contact. The Secretary has been instructed by the Board to promptly forward all such communications to the addressees indicated thereon.
Policy on Board of Directors’ Attendance at Annual Meetings
The Fund’s policy with regard to attendance by the Board of Directors at Annual Meetings is that all directors are expected to attend Annual Meetings that occur on the same day as a Board meeting, absent unusual and extenuating circumstances that prohibit attendance. All of the directors submitted for election attended the 2023 Annual Meeting.
Section 16(a) Beneficial Ownership Reporting Compliance
Each director and officer of the Fund who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, and persons who own more than ten percent of a registered class of the Fund’s securities are required to report to the Securities and Exchange Commission (the “Commission”) by a specified date his or her beneficial ownership of or transactions in the Fund’s securities. Based upon a review of filings with the Commission, such forms received by the Fund, and written representations that no other reports are required, the Fund believes that each director and officer filed all requisite reports with the Commission on a timely basis during 2023. The Fund had no greater-than-ten-percent beneficial owners in 2023.
Information as to Other Executive Officers
Set forth below are the names, ages, and positions with the Fund, as of December 31, 2023, of all executive officers of the Fund other than those who also are director nominees. Executive officers serve as such until the election of their successors.
Mr. Gregory W. Buckley, 53, has served as Executive Vice President and a Portfolio Manager of the Fund since April 20, 2023. Prior to that he served as Vice President – Research for the Fund and ADX since April 16, 2015, and as a senior equity analyst covering the energy and utilities sectors beginning on September 9, 2013. Prior to joining the Fund, he served as an Energy Analyst and Portfolio Manager at BNP Paribas, managed a long/short Energy fund at Citadel LLC, and served as an Energy Analyst at Pioneer Investments. He began his career as an equity analyst with Federated Investors in 1999.
Mr. Brian S. Hook, 54, has served as Vice President of the Fund and ADX since March 19, 2013, as Chief Financial Officer of the Fund and ADX since March 20, 2012, as Treasurer of the Fund and ADX from June 1, 2009 to April 20, 2023, and as Assistant Treasurer of the Fund and ADX from September 2008 to June 1, 2009. Prior to joining the fund, he was a Vice President and Senior Manager at T. Rowe Price and a business assurance manager with Coopers & Lybrand L.L.P. prior thereto.
Ms. Janis F. Kerns, 60, has served as Vice President of the Fund and ADX since April 15, 2021, as the General Counsel, Secretary and Chief Compliance Officer since July 3, 2018, and as Assistant General Counsel from January 22, 2018 to July 3, 2018. Prior to joining the Fund in January 2018, she was Of Counsel in a prominent Washington, D.C. law firm. Previously, Ms. Kerns served for three years on the staff of the U.S. Securities and Exchange Commission in the Division of Investment Management’s Office of Investment Company Regulation. She also worked for two years as internal legal counsel for Paine Weber Group (now UBS Wealth Management USA). Ms. Kerns has more than 28 years of legal and compliance experience in the investment management industry.
The address for each executive officer is the Fund’s headquarters office, 500 E. Pratt Street, Suite 1300, Baltimore, MD 21202.

Security Ownership of Management in the Fund(a)	Shares of Common Stock Beneficially Owned(b)(c)
Name
Gregory W. Buckley	9,586
Brian S. Hook	9,934
Janis F. Kerns	5,777

(a)
As of February 5, 2024. Share ownership of directors and executive officers as a group is shown in the table beginning on page 5 and footnotes thereto.

(b)
To the Fund’s knowledge, each officer had sole investment and sole voting power with respect to the shares shown opposite his or her name.

(c)
Calculated on the basis of 25,514,104 shares of Common Stock outstanding on December 27, 2023, each of the executive officers listed herein owned less than 1.0% of the Common Stock outstanding.

Principal Stockholders
At December 31, 2023, the following principal stockholders were known by the Fund to own beneficially five percent or more of any class of the Fund’s voting securities.
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Adams Diversified Equity Fund, Inc. 500 E. Pratt Street, Suite 1300 Baltimore, Maryland 21202	2,186,774	8.6%
Common Stock	Saba Capital Management, L.P. 405 Lexington Avenue, 58th Floor, New York, NY 10174	1,808,365 (1) shares held directly and indirectly	7.1%

(1)
Reflects shares held in the name of Saba Capital Management, L.P., Saba Capital Management GP, LLC, and Boaz R. Weinstein, each of whom share voting and dispositive power, as disclosed in an amended Schedule 13D filed by them on December 11, 2023. Percent of Class is based on shares outstanding on December 27, 2023.

Board Meetings and Committees of the Board
The Board held seven regular meetings and one special meeting in 2023. Overall attendance for each incumbent director was 100% of the total of all (i) meetings of the Board and (ii) meetings of committees of the Board on which he or she served in 2023. Further information about the Board and its committees is provided below.
Audit Committee
Ms. Jammet (Chair), Mr. Dale, Mr. Escherich, Ms. Kloppenburg, and Ms. Musser Nelson, each of whom is an independent director as such is defined by the rules of the New York Stock Exchange, and none of whom is an “interested person” as such is defined by the Act, constitute the membership of the Board’s Audit Committee, which met four times in 2023. The Board has determined each of Ms. Jammet, Mr. Dale, Mr. Escherich, Ms. Kloppenburg, and Ms. Musser Nelson to be an audit committee financial expert, as that term is defined in federal securities regulations. The Board has adopted a written charter under which the Committee operates. A copy of the Audit Committee Charter (“Charter”) is available on the Fund’s website: adamsfunds.com.

Audit Committee Report
The purposes of the Audit Committee are set forth in the Committee’s written Charter. As provided in the Charter, the role of the Committee is to assist the Board of Directors in its oversight on matters relating to accounting, financial reporting, internal control, auditing, risk assessment and risk management, regulatory compliance activities, and other matters the Board deems appropriate. The Committee also selects the Fund’s independent registered public accounting firm in accordance with the provisions set out in the Charter. Management, however, is responsible for the preparation, presentation, and integrity of the Fund’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out proper audits.
In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2023 Annual Report of the Fund with the Fund’s management and with PricewaterhouseCoopers LLP (“PwC”), the Fund’s independent registered public accounting firm. In addition, the Committee has discussed with PwC the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as modified or supplemented. The Committee has also received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Committee concerning independence, considered whether the provision of nonaudit services by PwC is compatible with maintaining PwC’s independence, and discussed with PwC its independence.
In reliance on the reviews and discussions with management and PwC referred to above, and subject to the limitations on the responsibilities and role of the Committee set forth in the Charter and discussed above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Fund’s 2023 Annual Report for filing with the Securities and Exchange Commission.
Respectfully submitted on February 9, 2024, by the members of the Audit Committee of the Board of Directors:
Mary Chris Jammet, Chair Kenneth J. Dale Frederic A. Escherich Lauriann C. Kloppenburg Jane Musser Nelson
Compensation Committee
Ms. Kloppenburg (Chair), Mr. Escherich, Ms. Jammet, Ms. Musser Nelson, and Mr. Stoeckle constitute the membership of the Board’s Compensation Committee, which met six times in 2023. The Committee reviews and approves the compensation of the directors, officers, and employees, including salaries and the cash incentive compensation plans in which the executive officers, officers and employees of the Fund are eligible to participate. The Board has adopted a written charter under which the Compensation Committee operates, a copy of which is available on the Fund’s website: adamsfunds.com.

Executive Committee
Mr. Dale (Chair), Mr. Escherich, Ms. Jammet, Ms. Kloppenburg, and Mr. Haynie constitute the membership of the Board’s Executive Committee, which met one time in 2023. The Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Fund’s Bylaws, or Board resolution.
Nominating and Governance Committee
Mr. Escherich (Chair), Ms. Jammet, Ms. Kloppenburg, Ms. Musser Nelson, and Mr. Stoeckle constitute the membership of the Board’s Nominating and Governance Committee, which met four times in 2023. The Board has adopted a written charter under which the Nominating and Governance Committee operates, a copy of which is available on the Fund’s website: adamsfunds.com.
Among other responsibilities, the Committee supervises and reviews Board composition, director nominations, and corporate governance matters. For director nominations, the Committee leads the search for qualified director candidates, including canvassing, recruiting, evaluating, and recommending nominees to the full Board.
Stockholders may recommend candidates for consideration by the Committee by writing to the Secretary of the Fund at the office of the Fund, 500 E. Pratt Street, Suite 1300, Baltimore, MD 21202, giving the candidate’s name, biographical data, and qualifications, and stating whether the candidate would be an “interested person” of the Fund. A written statement from the candidate, consenting to be named as a candidate, and if nominated and elected, to serve as a director, should accompany any such recommendation.
The Board appreciates the value of diversity in its membership. In practice, when evaluating director candidates, the Committee and the full Board considers the diversity of skills, experience and/or perspective a prospective nominee would bring to the Board, both individually and in the context of the Board’s existing membership at the time such potential candidate is considered.
Transactions with Adams Diversified Equity Fund, Inc.
The Fund shares certain expenses for research, accounting services, other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses, such as office supplies, postage, subscriptions, and travel, with ADX. These expenses are paid by ADX and, on the date the payment is made, the Fund simultaneously pays to ADX its allocated share of such expenses, based on the proportion of the size of the investment portfolios of the two funds, relative net assets of the two funds excluding affliliated holdings, or, where possible, on an actual usage basis, in accordance with the Fund’s expense allocation policy. In 2023, the funds incurred $18,244,915 in shared expenses, and ADX’s share of such expenses was $14,124,052.
Compensation of Directors and Executive Officers
Each director who is not an interested person receives an retainer fee of  $65,000 for the fiscal year corresponding to their term of service. In addition, the Board Chair and Chairperson of each committee receive $20,000 and $3,000, respectively, for the fiscal year corresponding to their service in each capacity. The total amount of fees paid to independent directors in 2023 was $418,500.

The following table sets forth for each of the persons named below the aggregate compensation received from the Fund during the fiscal year ended December 31, 2023, for services in all capacities:
Name	Position	Aggregate Compensation from the Fund(1)	Total Compensation from Fund and Fund Complex paid to Directors(2)
James P. Haynie	CEO & President (a)	$451,635	N/A
Gregory W. Buckley	Executive Vice President	428,803	N/A
Brian S. Hook	Vice President & CFO	122,828	N/A
Independent Directors
Kenneth J. Dale	Chair of the Board(a)(b)	85,000	$170,000
Frederic A. Escherich	Director(a)(b)(c)(d)	68,000	136,000
Mary Chris Jammet	Director (a)(b)(c)(d)	66,500	133,000
Lauriann C. Kloppenburg	Director(a)(b)(c)(d)	68,000	136,000
Jane Musser Nelson	Director (b)(c)(d)	65,000	130,000
Interested Director
Mark E. Stoeckle	Director (c)(d)(e)	43,333	86,667

(1)
Each officer received matching and discretionary deferred compensation under the Fund’s Employee Thrift Plan and Executive Nonqualified Supplemental Thrift Plan (see “Employee Thrift Plans” below). The non-employee directors do not participate in these plans. Of the amounts shown, aggregate deferred compensation from the Fund for Messrs. Haynie, Buckley, and Hook was $28,781, $31,395, and $11,190, respectively.

(2)
Includes total compensation paid to directors for service on the boards of investment companies in the Fund Complex, which is composed of two closed-end investment companies, including the Fund. Mr. Haynie receives no compensation for his services as a director of the Fund and ADX.

(a)
Member of Executive Committee

(b)
Member of Audit Committee

(c)
Member of Compensation Committee

(d)
Member of Nominating and Governance Committee

(e)
Former CEO of the Funds (until April 20, 2023).

2005 Equity Incentive Compensation Plan
In 2005, the Board of Directors adopted and stockholders approved the Fund’s 2005 Equity Incentive Compensation Plan (“2005 Plan”). Stockholders reapproved the 2005 Plan in 2010, and it expired by its terms on April 27, 2015. The 2005 Plan was administered by the Compensation Committee, and awarded grants of restricted and deferred stock units and dividend equivalents on those units. All grants under the 2005 Plan vested prior to 2019. Certain restricted and deferred stock units awarded under the 2005 Plan, for which payment has been deferred by election of the recipient, remain outstanding. All deferred and outstanding awards represent rights to receive Fund stock.
Employee Thrift Plans
Employees of the Fund who have completed six months of service may defer up to 100% of base salary and cash incentive compensation to a tax qualified thrift plan (“Thrift Plan”) instead of being paid currently, and the Fund contributes an amount equal to 100% of each employee’s contribution (up to 6% of base salary and cash incentive compensation) but not in excess of the maximum permitted by law (see footnote (1) to the Compensation Table set forth above regarding 2023 contributions for the officers identified therein). The Fund also has the discretion to contribute annually to each employee’s thrift plan account an amount of up to 6% of the employee’s combined base salary and cash incentive compensation attributable to the prior year’s service with the Fund. All employee contributions are credited to the employee’s individual account. Employees may elect that their salary deferral and other contributions be invested in the common stock of the Fund or ADX, or a number of mutual funds, or a combination thereof. All of the Fund’s matching contribution is invested in accordance with the employee’s investment elections. An employee’s interest in amounts derived from the Fund’s contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payments of amounts not withdrawn or forfeited under the Thrift Plan may be made upon retirement or other termination of employment.
The Fund also maintains an Executive Nonqualified Supplemental Thrift Plan for eligible employees of the Fund (the “Nonqualified Plan”). The purpose of the Nonqualified Plan is to provide deferred compensation in excess of contribution limits imposed by the Internal Revenue Code on tax-qualified thrift plans, including the Thrift Plan described above. In accordance with such limitations, for 2023, the maximum annual amount that an individual can defer to the Thrift Plan is $22,500 for those under the age of 50, and $30,000 for those age 50 and over, and the maximum combined amount – consisting of both the employee’s contributions and the Fund’s matching contributions – that can go into the Thrift Plan is $66,000 per year for those under the age of 50 and $73,500 per year for those age 50 and over.
The Nonqualified Plan permits an eligible employee to contribute to the Nonqualified Plan up to the maximum amount of 6% of the employee’s salary and cash incentive compensation that he or she is prevented from contributing to the Thrift Plan because of the Internal Revenue Code’s limitations on annual contributions, and for the Fund to contribute the 100% matching contribution on that sum and/or the Fund’s discretionary contribution that would otherwise be limited by the Internal Revenue Code’s limitations on annual contributions. The employee’s contributions and the Fund’s contributions to the Nonqualified Plan are invested in eligible mutual funds in accordance with the employee’s investment elections.
Brokerage Commissions
During the past fiscal year, the Fund paid brokerage commissions in the amount of $160,416 on the purchase and sale of portfolio securities traded on the New York Stock Exchange and the National Association of Securities Dealers Automated Quotation System, and on swap transactions, substantially all of which were paid to brokers providing research and other investment services to the Fund. The average per share commission rate paid by the Fund was $0.03. No commissions were paid to an affiliated broker.
Portfolio Turnover
The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of average portfolio value) for the past three years has been as follows:
2023	2022	2021
19.8%	24.3%	20.7%
Expense Ratio
The ratio of expenses to the average net assets of the Fund for the past three years has been as follows:
2023	2022	2021
0.64%	0.56%	0.88%

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees for director.
(2) RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As permitted under the Act, the Audit Committee selected PricewaterhouseCoopers LLP, 100 E. Pratt Street, Suite 2600, Baltimore, MD 21202, an independent registered public accounting firm, for recommendation to the full Board as the independent registered public accounting firm to audit the books and accounts of the Fund for the year ending December 31, 2024. PricewaterhouseCoopers LLP was the Fund’s principal auditor during the year 2023. A majority of the members of the Board of Directors who are not “interested persons” (as defined by the Act) have approved the selection of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2024. While not required under the Act, the Audit Committee and the Board of Directors have determined to submit for stockholder ratification the selection of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2024 at the Annual Meeting. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Board of Directors will reconsider whether or not to appoint PricewaterhouseCoopers LLP, but may nonetheless appoint such firm. Representatives of PricewaterhouseCoopers LLP are not expected to be present at the meeting but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence. The Fund has been informed that PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Fund.
Independent Accountant Fees
Audit Fees
The aggregate fees for professional services rendered by the Fund’s independent registered public accounting firm, PricewaterhouseCoopers LLP, for the audit of the Fund’s annual financial statements for 2023 and 2022 were $104,259 and $98,358, respectively.
Audit-Related Fees
There were no audit-related fees in 2023 or 2022.
Tax Fees
The aggregate fees for professional services rendered to the Fund by PricewaterhouseCoopers LLP for the review of the Fund’s excise tax calculations and preparations of federal, state, and excise tax returns for 2023 and 2022 were $14,310 and $13,500 respectively.
All Other Fees
Other fees for services rendered to the Fund by PricewaterhouseCoopers LLP for 2023 and 2022 were $229 and $867, respectively. Fees were related to licenses for technical reference tools.
The Board’s Audit Committee has considered the provision by PricewaterhouseCoopers LLP of the services covered in this All Other Fees section and found that they are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Pre-Approval Policy
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. In assessing requests for services by the independent auditors, the Committee considers whether such services are consistent with the auditor’s independence; whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Fund; and whether the service could enhance the Fund’s ability to manage or control risk or improve financial statement audit and review quality. The Committee may delegate pre-approval authority to its Chair. Any pre-approvals by the Chair under this delegation are to be reported to the Committee at its next scheduled meeting. All services performed for 2023 were pre-approved by the Committee.
The Board of Directors unanimously recommends ratification of the selection of
PricewaterhouseCoopers LLP.
(3) OTHER MATTERS AND ANNUAL REPORT
As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies. The chairman of the meeting may, in the chairman’s discretion, adjourn the meeting to a later date and time.
The Annual Report of the Fund for the year ended December 31, 2023, including financial statements, is being mailed to all stockholders entitled to notice of and to vote at the Annual Meeting to be held on March 25, 2024. A copy of the Fund’s Annual Report will be furnished to other stockholders, without charge, upon request. You may request a copy by contacting the Secretary of the Fund at 500 E. Pratt Street, Suite 1300, Baltimore, MD 21202, by telephoning the Fund at (800) 638-2479, or by sending an email message to adamsfunds.com/contact.
Stockholder Proposals or Nominations for 2025 Annual Meeting
Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2025 Annual Meeting must be received at the office of the Fund, 500 E. Pratt Street, Suite 1300, Baltimore, MD 21202, no later than October 8, 2024 (5 p.m.).
In addition, for stockholder proposals or director nominations that a stockholder seeks to bring before the 2025 Annual Meeting, but does not seek to have included in the Fund’s proxy statement and form of proxy for that meeting, the following requirements apply: Pursuant to the Fund’s Bylaws, in order for stockholder proposals or nominations of persons for election to the Board of Directors to be properly brought before the 2025 Annual Meeting, any such stockholder proposal or nomination (including in the case of a nomination, the information required by the Fund’s advance notice Bylaws provisions) must be received at the office of the Fund no earlier than September 8, 2024 and no later than October 8, 2024 (5 p.m.). The Fund’s advance notice Bylaw requirements are separate from, and in addition to, the Commission’s requirements (including the timing requirements described in the preceding paragraph) that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. Should the Fund determine to allow a stockholder proposal that is received by the Fund after October 8, 2024 (5 p.m.) to be presented at the 2025 Annual Meeting, the persons named as proxies in the form accompanying the proxy statement for such meeting will have discretionary voting authority with respect to such stockholder proposal.

VOTE ONLINE 1. Read the proxy statement and have the proxy card at hand. 2. Go to: www.proxyvotenow.com/adamsfunds 3. Follow the simple instructions.PO Box 211230, Eagan, MN 55121-9984VOTE BY PHONE 1. Read the proxy statement and have the proxy card at hand. 2. Call toll-free: 855-379-6846 3. Follow the simple instructions.VOTE BY MAIL 1. Read the proxy statement. 2. Check the appropriate box(es) on the reverse side of the proxy card. 3. Sign, date and return the proxy card in the envelope provided.ADAMS NATURAL RESOURCES FUND, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 25, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Adams Natural Resources Fund, Inc., a Maryland corporation (the “Fund”), hereby appoints Brian S. Hook and Janis F. Kerns, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Fund to be held at 10:00 a.m., local time, on Monday, March 25, 2024, at the offices of K&L Gates LLP, 1601 K Street NW, Washington, DC, 20006 and at any adjournment or postponement thereof, to cast on behalf of the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposal 2, as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.CONTROL NUMBERAUTHORIZED SIGNATURE(S) This section must be completed for your vote to be counted.Signature(s) and Title(s), if applicable Sign in the box above.Date100223_Annual 2024_PEONote: Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on March 25, 2024.The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/adamsfundsYOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR VOTE TODAY!YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.This proxy is solicited on behalf of the Board of Directors. It will be voted as specified. If no specification is made, this proxy shall be voted “FOR” the proposals. The Board of Directors has voted in favor of all the proposals and recommends that you vote “FOR” all the proposals. TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS:1. Election of Directors: NOMINEES:FOR ALLWITHHOLD ALLFOR ALL EXCEPT*(01) Kenneth J. Dale (05) Lauriann C. Kloppenburg □ □ □ (02) Frederic A. Escherich (06) Jane Musser Nelson (03) James P. Haynie (07) Mark E. Stoeckle (04) Mary Chris Jammet*Instruction: To withhold authority to vote for any individual nominee(s), mark the FOR ALL EXCEPT box and write the nominee(s) number(s) on the line below.2. Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm.FOR AGAINST ABSTAIN □ □ □Transact such other business as may properly come before the Meeting.Attend Annual Meeting mark here: □100223_Annual 2024_PEO